Head Office: 230 Travail Road, Markham, Ontario L3S 3J1 Canada Tel: (905) 475-1030 Fax: (905) 475-9571 Toll Free: 1-800-268-3231 Website: www.cabletelgroup.com

Exhibit A-1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, D. Gregory Walling, President and Chief Executive Officer of Cabletel Communications Corp. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Registrant (the “Report”):

     (1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  D. Gregory Walling
———————————
Name: D. Gregory Walling
Date: November 11, 2002

37